EXHIBIT 99.1

SONG YUAN CITY YU QIAO OIL AND GAS DEVELOPMENT LIMITED CORPORATION

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

SONG YUAN CITY YU QIAO OIL AND GAS DEVELOPMENT LIMITED CORPORATION

CONTENTS

Pages
Report of Independent Registered Public Accounting Firm	1
Balance Sheets as of December 31, 2006 and 2005	2
Statements of Operations and Comprehensive Income for the years ended December 31, 2006 and 2005	3
Statements of Stockholders’ Equity for the years ended December 31, 2006 and 2005	4
Statements of Cash Flows for the years ended December 31, 2006 and 2005	5
Notes to the Financial Statements	6 - 19

Jimmy C.H. Cheung & Co Certified Public Accountants (A member of Kreston International)	Registered with the Public Company Accounting Oversight Board

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Song Yuan City Yu Qiao Oil and Gas Development Limited Corporation

We have audited the accompanying balance sheets of Song Yuan City Yu Qiao Oil and Gas Development Limited Corporation as of December 31, 2006 and 2005 and the related statements of operations and comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Song Yuan City Yu Qiao Oil and Gas Development Limited Corporation as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

JIMMY C.H. CHEUNG & CO

Certified Public Accountants

Hong Kong

Date: January 27, 2007

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Tel: (852) 25295500 Fax: (852) 28651067 Email: jchc@krestoninternational.com.hk Website: http://www.jimmycheungco.com

SONG YUAN CITY YU QIAO OIL AND GAS DEVELOPMENT LIMITED CORPORATION BALANCE SHEETS AS OF DECEMBER 31, 2006 AND 2005

ASSETS
	2006	2005

CURRENT ASSETS
Cash and cash equivalents	$5,439	$429,958
Accounts receivable, net	729,853	409,286
Prepaid expenses and other current assets	859,210	1,065,301
Due from a stockholder	64,031	111,524
Due from related companies	60,719	437,490
Value added tax recoverable	436,030	41,021
Total Current Assets	2,155,282	2,494,580

PROPERTY AND EQUIPMENT
Oil and gas properties, net	13,141,808	8,284,403
Fixed assets, net	147,914	110,527
Oil and gas properties under construction	3,273,592	-
Total Property and Equipment	16,563,314	8,394,930

INTANGIBLE ASSETS, NET	52,669	55,284

TOTAL ASSETS	$18,771,265	$10,944,794

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$13,794,441	$6,767,568
Other payables and accrued liabilities	628,327	467,633
Income tax and other tax payable	223,565	255,130
Due to stockholders	992,524	1,335,245
Due to a related company	317,342	-
Total Current Liabilities	15,956,199	8,825,576

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Registered capital	2,040,019	1,517,519
Additional paid-in capital	137,296	79,037
Retained earnings
Unappropriated	445,716	419,228
Appropriated	66,562	63,619
Accumulated other comprehensive income	125,473	39,815
Total Stockholders' Equity	2,815,066	2,119,218
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,771,265	$10,944,794

The accompanying notes are an integral part of these financial statements

SONG YUAN CITY YU QIAO OIL AND GAS DEVELOPMENT LIMITED CORPORATION STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

REVENUE
Sales of crude oil, net	$2,660,420	$3,106,577
Management fees income	18,678	28,244
Total Revenue	2,679,098	3,134,821

COST OF SALES
Production costs	656,841	853,202
Resources tax	26,039	25,833
Depreciation - oil and gas properties	831,498	962,049
Amortization of intangible assets	4,368	5,302
Total Cost of Sales	1,518,746	1,846,386

GROSS PROFIT	1,160,352	1,288,435

OPERATING EXPENSES
Selling, general and administrative expenses	635,969	635,625
Government oil surcharge	369,650	-
Depreciation - fixed assets	28,008	20,719
Total Operating Expenses	1,033,627	656,344

INCOME FROM OPERATIONS	126,725	632,091

OTHER INCOME (EXPENSES)
Other expense	(33,258)	(12,751)
Other income	69,979	92,080
Interest expense on overdue payables	(61,814)	-
Imputed interest expense	(58,259)	(79,037)
Interest income	554	643
Total Other (Expenses) Income, net	(82,798)	935

NET INCOME BEFORE TAXES	43,927	633,026

Income tax expenses	(14,496)	(208,898)

NET INCOME	29,431	424,128

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	85,658	39,815

COMPREHENSIVE INCOME	$115,089	$463,943

The accompanying notes are an integral part of these financial statement

SONG YUAN CITY YU QIAO OIL AND GAS DEVELOPMENT LIMITED CORPORATION STATEMENTS OF STOCKHOLDERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
	Registered capital	Additional paid-in capital	Unappropriated retained earnings	Appropriated retained earnings	Accumulated other comprehensive income	Total
Balance at December 31, 2004	$1,207,729	$-	$58,719	$-	$-	$1,266,448

Capital contribution from a stockholder	309,790	-	-	-	-	309,790

Net income for the year	-	-	424,128	-	-	424,128

Foreign currency translation gain	-	-	-	-	39,815	39,815

Imputed interest on advances from a stockholder	-	79,037	-	-	-	79,037

Transfer from retained earnings to statutory and staff welfare reserves	-	-	(63,619)	63,619	-	-

Balance at December 31, 2005	1,517,519	79,037	419,228	63,619	39,815	2,119,218

Capital contribution from stockholders	522,500	-	-	-	-	522,500

Net income for the year	-	-	29,431	-	-	29,431

Foreign currency translation gain	-	-	-	-	85,658	85,658

Imputed interest on advances from a stockholder	-	58,259	-	-	-	58,259

Transfer from retained earnings to statutory and staff welfare reserves	-	-	(2,943)	2,943	-	-

Balance at December 31, 2006	$2,040,019	$137,296	$445,716	$66,562	$125,473	$2,815,066

The accompanying notes are an integral part of these financial statements

SONG YUAN CITY YU QIAO OIL AND GAS DEVELOPMENT LIMITED CORPORATION STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$29,431	$424,128
Adjusted to reconcile net income to cash provided by
operating activities:
Depreciation of oil and gas properties	831,498	962,049
Depreciation of fixed assets	28,008	20,719
Amortization of intangible assets	4,368	5,302
Imputed interest expenses	58,259	79,037
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(320,567)	(362,927)
Prepaid expenses and other current assets	206,091	179,820
Paid by (due from) a stockholder	47,493	(99,447)
Paid by (due from) related companies	376,771	(37,572)
Value added tax recoverable	(395,009)	(41,021)
Increase (decrease) in:
Accounts payable	7,026,873	(645,108)
Other payables and accrued liabilities	160,694	(179,835)
Income tax and other tax payable	(31,565)	303,199
Net cash provided by operating activities	8,022,345	608,344

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of oil and gas properties	(5,312,304)	(1,526,412)
Purchase of fixed assets	(60,965)	(42,142)
Acquisition of land use rights	-	(60,658)
Additions to oil and gas properties under construction	(3,273,592)	-
Net cash used in investing activities	(8,646,861)	(1,629,212)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution from stockholders	522,500	309,790
(Decrease) Increase in amounts due to stockholders	(342,721)	1,299,394
Increase in amount due to a related company	317,342	-
Net cash provided by financing activities	497,121	1,609,184

EFFECT OF EXCHANGE RATE ON CASH	(297,124)	(165,782)

NET (DECREASE) INCREASE IN CASH AND CASH
EQUIVALENTS	(424,519)	422,534

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	429,958	7,424

CASH AND CASH EQUIVALENTS AT END OF YEAR	$5,439	$429,958

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Income tax expenses	$42,822	$78,170
Interest expenses	$61,814	$-

The accompanying notes are an integral part of these financial statements

SONG YUAN CITY YU QIAO OIL AND GAS

DEVELOPMENT LIMITED CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)	Description of business

Song Yuan City Yu Qiao Oil and Gas Development Limited Corporation (“the Company”) was incorporated in Song Yuan City, Jilin Province, People’s Republic of China (“PRC”) on May 24, 2002 as a limited liability company.

The Company is engaged in the extraction and production of crude oil in Jilin Province, PRC. The Company operates three oilfields with a total exploration area of 39.2 square kilometers. Pursuant to a 20-year exclusive Cooperative Exploration Contract (the “Oil Lease”) which was entered into on May 28, 2002 with PetroChina Group, a corporation organized and existing under the laws of PRC (“PetroChina”), the Company has the right to explore, develop and extract crude oil at Qian’an 112, Da 34 and Gu 31 area. Pursuant to the Oil Lease, PetroChina is entitled to 20% of the Company’s oil production for the first ten years of the Oil Lease term and 40% of the Company’s oil production for the remaining ten years of the Oil Lease term. On May 28, 2002, the Company also entered into an agreement to lease 20.7 square kilometers of Qian’an 112 area to Songyuan Yu Qiao Qianan Hong Xiang Oil and Gas Development Co., Ltd. (‘Hong Xiang Oil Development”). The Company is entitled to 2% of Hong Xiang Oil Development’s total sale revenues from this tract.

(B)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant assumptions are for estimated reserves of oil and gas. Oil and gas reserve estimates are developed from information provided by the Company to R.A. Lenser and Associates, Inc. of Houston, Texas for the years ended December 31, 2006 and 2005, respectively.

(C)	Cash and cash equivalents

For the purpose of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits with a bank with a maturity of less than three months.

(D)	Accounts receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and recorded based on managements’ assessment of the credit history with the customer and current relationships with them.

As of December 31, 2006 and 2005, the Company considers all its accounts receivable to be collectible and no provision for doubtful accounts has been made in the financial statements.

SONG YUAN CITY YU QIAO OIL AND GAS

DEVELOPMENT LIMITED CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(E)	Oil and gas properties

The Company follows the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with the acquisition of development rights, and the development of oil reserves, including direct related overhead costs, are capitalized.

Depreciation, depletion and amortization of capitalized costs, excluding unproved properties, are based on the unit-of-production methods based on proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

In addition, the capitalized costs are subject to a “ceiling test”, which basically limits such costs to the aggregate of the “estimated present value”, discounted at a 10-percent interest rate of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties.

Sales of a portion of development rights and other proved and unproved properties are accounted for as adjustments to capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized as income.

Abandonment of oil and gas properties other than the development rights are accounted for as adjustments of capitalized costs with no loss recognized.

(F)	Fixed assets

Fixed assets are stated at cost, less accumulated depreciation. Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation is provided on a straight-line basis, less estimated residual value over the assets’ estimated useful lives. The estimated useful lives are as follows:

Buildings	20 Years
Furniture, fixtures and equipment	5 Years
Motor vehicles	5 Years

(G)	Long-lived assets

The Company accounts for long-lived assets under the Statements of Financial Accounting Standards (“SFAS”) Nos. 142 and 144 “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 142 and 144”). In accordance with SFAS No. 142 and 144, long-lived assets held and used by the Company are reviewed for impairment annually in the fourth quarter or more frequently if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. The long-lived assets of the Company, which are subject to evaluation, consist primarily of oil and gas properties. For the years ended December 31, 2006 and 2005, the Company has not recognized any allowances for impairment.

SONG YUAN CITY YU QIAO OIL AND GAS

DEVELOPMENT LIMITED CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(H)	Fair value of financial instruments

SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” requires certain disclosures regarding the fair value of financial instruments. Fair value of financial instruments is made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The carrying value of cash and cash equivalents, accounts receivable (trade and others), prepaid expenses, accounts payable (trade and related party) and accrued liabilities approximate their fair values because of the short-term nature of these instruments. The management of the Company is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company’s major operation is in the PRC, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between the United States dollar (“US$”) and the Chinese Renminbi (“RMB”). On July 21, 2005, the PRC allowed the RMB to fluctuate ending its decade-old valuation peg to the US$. The new RMB rate reflects an approximately 2% increase in value against the US$. Historically, the PRC government has benchmarked the RMB exchange ratio against the US$, thereby mitigating the associated foreign currency exchange rate fluctuation risk. The Company does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the PRC government continues to benchmark the RMB against the US$.

(I)	Revenue recognition

The Company recognizes revenue upon the delivery of its share of crude oil extracted to its sole customer, PetroChina at which time title is passed; there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exists; the sales price is fixed and determinable; and collectability is deemed probable.

(J)	Management fee

In connection with the lease of 20.7 square kilometers of Qian’an 112 area, the Company receives a management fee of 2 percent on sales of Hong Xiang Oil Development, which is credited to income as incurred.

The management fee income for 2006 and 2005 was $18,678 and $28,244 respectively.

(K)	Resource tax

The PRC government imposes a resource tax on the gross value of crude oil produced at a fixed rate per ton.

The resource tax incurred was $26,039 and $25,833 for the years ended December 31, 2006 and 2005.

SONG YUAN CITY YU QIAO OIL AND GAS

DEVELOPMENT LIMITED CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(L)	Income taxes

The Company accounts for income taxes under the SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

(M)	Foreign currency translation

The Company maintains its accounting records in its functional currency of RMB.

Foreign currency transactions during the year are translated to its functional currency at the approximate rates of exchange on the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the approximate rates of exchange at that date. Non-monetary assets and liabilities are translated at the rates of exchange prevailing at the time the asset or liability was acquired. Exchange gains or losses are recorded in the statement of operations.

The financial statements of the Company (whose functional currency is RMB) are translated into US$ using the closing rate method. The balance sheet items are translated into US$ using the exchange rates at the respective balance sheet dates. The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the year. All exchange differences are recorded within equity. Translation gain for the years ended December 31, 2006 and 2005 was $85,658 and $39,815 respectively.

(N)	Comprehensive income

The foreign currency translation gain or loss resulting from the translation of the financial statements expressed in RMB to US$ is reported as other comprehensive income in the statements of operations and stockholders’ equity. Comprehensive income for the years ended December 31, 2006 and 2005 was $85,658 and $39,815, respectively.

(O)	Segments

The Company operates in only one segment.

(P)	Environmental costs

The PRC has adopted extensive environmental laws and regulations that affect the operations of the oil and gas industry. The outcome of environmental liabilities under proposed or future environmental legislation cannot be reasonably estimated at present, and could be material. Under existing legislation, however, the management believes that there are no probable liabilities that will have a material adverse effect on the financial position of the Company.

SONG YUAN CITY YU QIAO OIL AND GAS

DEVELOPMENT LIMITED CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(Q)	Asset retirement obligations

The Company adopts the provisions of SFAS No. 143, Accounting for Asset Retirement Obligations. This Statement generally applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset. SFAS No. 143 requires the Company to recognize the fair value of asset retirement obligations in the financial statements by capitalizing that cost as a part of the cost of the related asset. With regard to the Company, asset retirement obligations primarily relate to the abandonment of oil producing facilities. The Company did not incur and does not anticipate incurring any material dismantlement, restoration and abandonment costs given the nature of its producing activities and current PRC regulations surrounding such activities.

(R)	Recent accounting pronouncements

Effective January 1, 2006, we adopted the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach. The rollover approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. The adoption of SAB 108 did not have a material impact on our financial statements.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (SFAS 155”), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (“SFAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (SFAS 140”). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument. The effective date for SFAS No. 155 with respect to the Company would be for any full fiscal year ending after September 15, 2006. We do not expect the adoption of SFAS 155 to have an impact on our results of operations or financial condition.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets—an amendment to FASB Statement No. 140” (“SFAS 156”). SFAS 156 requires that all separately recognized servicing rights be initially measured at fair value, if practicable. In addition, this statement permits an entity to choose between two measurement methods (amortization method or fair value measurement method) for each class of separately recognized servicing assets and liabilities. This new accounting standard is effective January 1, 2007. We do not expect the adoption of SFAS 156 to have an impact on our results of operations or financial condition.

SONG YUAN CITY YU QIAO OIL AND GAS

DEVELOPMENT LIMITED CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. This Interpretation provides that the tax effects from an uncertain tax position can be recognized in the Company’s financial statements, only if the position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of fiscal 2007, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of this new Standard, but believes that it will not have a material impact on the Company’s financial position.

In September 2006, FASB issued Statement 157, “Fair Value Measurements”. This statement defines fair value and establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”). More precisely, this statement sets forth a standard definition of fair value as it applies to assets or liabilities, the principal market (or most advantageous market) for determining fair value (price), the market participants, inputs and the application of the derived fair value to those assets and liabilities. The effective date of this pronouncement is for all full fiscal and interim periods beginning after November 15, 2007. The Company is currently evaluating the impact of this new Standard, but believes that it will not have a material impact on the Company’s financial position.

In September 2006, FASB issued Statement 158, “Employers’ Accounting for Defined Benefit Pension and other Postretirement Plans, which amend FASB Statements No. 87, 88, 106 and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its financial statements and to recognize changes in that funded status in the year in which the changes occur. The effective date for the Company would be for any full fiscal years ending after December 15, 2006. The Company is currently evaluating the impact of this new Standard, but believes that it will not have a material impact on the Company’s financial position.

2.	OIL AND GAS PROPERTIES

The following is a summary of oil and gas properties at December 31, 2006 and 2005:

	2006	2005

Oil and gas properties, proven reserves	$15,813,486	$10,047,155
Less: accumulated depreciation	2,671,678	1,762,752
Oil and gas properties, net	$13,141,808	$8,284,403

Depreciation expense for the years ended December 31, 2006 and 2005 was $831,498 and $962,049 respectively.

SONG YUAN CITY YU QIAO OIL AND GAS

DEVELOPMENT LIMITED CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

3.	ACCOUNTS RECEIVABLE, NET

Accounts receivable at December 31, 2006 and 2005 consisted of the following:

	2006	2005

Accounts receivable from PetroChina	$729,853	$409,286
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$729,853	$409,286

As of December 31, 2006 and 2005, the Company considered all accounts receivable collectable and has not recorded a provision for doubtful accounts.

4.	FIXED ASSETS

The following is a summary of fixed assets at December 31, 2006 and 2005:

	2006	2005

Buildings	$43,480	$8,141
Furniture, fixtures and equipment	57,439	45,418
Motor vehicles	111,894	92,062
	212,813	145,621
Less: accumulated depreciation	64,899	35,094
Fixed assets, net	$147,914	$110,527

Depreciation expense for the years ended December 31, 2006 and 2005 was $28,008 and $20,719 respectively.

SONG YUAN CITY YU QIAO OIL AND GAS

DEVELOPMENT LIMITED CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

5.	INTANGIBLE ASSETS, NET

Intangible assets at December 31, 2006 and 2005 consist of the following:

	2006	2005

Land use rights	$62,688	$60,658
Less: Accumulated amortization	10,019	5,374
Intangible assets, net	$52,669	$55,284

Intangible assets represent land use rights acquired from the PRC government in December 31, 2005.

Intangible assets are stated at cost, less accumulated amortization and will be amortized on a straight line basis over the estimated useful live of six years from the date of acquisition. Amortization expense for the years ended December 31, 2006 and 2005 was $4,368 and $5,302 respectively.

Amortization expenses related to the intangible assets is estimated to be approximately $10,448 per year in fiscal years 2007 through 2011.

6.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets at December 31, 2006 and 2005 consist of the following:

	2006	2005

Prepaid expenses	$206,678	$288,035
Deposits paid to suppliers	627,171	211,611
Other receivables	25,361	565,655
	$859,210	$1,065,301

7.	OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities at December 31, 2006 and 2005 consist of the following:

	2006	2005

Other payables	$348,802	$105,901
Other accrued liabilities	279,525	11,155
Amount due to Hong Xiang Oil Development	-	350,577
	$628,327	$467,633

SONG YUAN CITY YU QIAO OIL AND GAS

DEVELOPMENT LIMITED CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

8.	COMMITMENTS AND CONTINGENCIES

Employee benefits

The full time employees of the Company are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Chinese government mandated multi-employer defined contribution plan. The Company is required to accrue for those benefits based on certain percentages of the employees’ salaries and make contributions to the plans out of the amounts accrued for medical and pension benefits. The total provision and contributions made for such employee benefits for the years ended December 31, 2006 and 2005 was $40,482 and $24,076, respectively. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.

9.	STOCKHOLDERS’ EQUITY

(A)	Registered capital

The Company was incorporated as a limited liability company on May 24, 2002 with a registered capital of $1,207,729 which was subsequently increased to $1,517,519 and $2,040,019 on October 12, 2005 and July 27, 2006, respectively. The registered capital was fully paid in cash on subscription.

(B)	Appropriated retained earnings

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on the after-tax net income determined in accordance with the laws and regulations of the PRC. Prior to January 1, 2006 the appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the laws and regulations of the PRC until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the statutory public welfare fund are at 5% to 10% of the after tax net income determined by the Board of Directors. Effective January 1, 2006, the Company is only required to contribute to one statutory reserve fund at 10 percent of net income after tax per annum, such contributions not to exceed 50 percent of the respective companies’ registered capital.

The statutory reserve funds are restricted for use to set off against prior period losses, expansion of production and operation or for the increase in the registered capital of the Company. The statutory public welfare fund is restricted for use in capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation.

During 2006 and 2005, the Company appropriated $2,943 and $63,619 respectively to the reserves funds based on its net income in accordance with the laws and regulations of the PRC.

SONG YUAN CITY YU QIAO OIL AND GAS

DEVELOPMENT LIMITED CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

10. RELATED PARTY TRANSACTIONS

a)	In 2006 and 2005, a stockholder owed the Company $64,031 and $111,524, respectively which is interest-free and repayable on demand.

b)	In 2005, a related company owed the Company $437,490 which is interest-free and repayable on demand.

c)	In 2006, a related company owed the Company $60,719 which is interest-free and repayable on demand.

d)	In 2006, the Company owed a related company $317,342 which is interest-free and repayable on demand.

e)	In 2005, the Company owed a stockholder $1,335,245 for short-term advances. Imputed interest expense is computed at 6% per annum on the amount due.

f)	In 2006, the Company owed a stockholder $992,524 for short-term advances. Imputed interest expense is computed at 6% per annum on the amount due.

g)	Total imputed interest expenses recorded as additional paid-in capital amounted to $58,259 and $79,037 for the years ended December 31, 2006 and 2005, respectively.

11. INCOME TAX

The Company was incorporated in the PRC and is subject to PRC income tax which is computed according to the relevant laws and regulations in the PRC based on the financial statements prepared in accordance with the generally accepted accounting principles of the PRC. According to the relevant laws and regulations in the PRC, the applicable tax rate has been 33% and no tax benefit is expected from the tax credits in the future.

The income tax expense for the years ended December 31, 2006 and 2005 is $14,496 and $208,898 respectively.

12. CONCENTRATIONS AND RISKS

During 2006 and 2005, 100% of the Company’s assets were located in the PRC and 100% of the Company’s revenues were derived from one customer located in the PRC. The Company’s oil lease requires the Company to sell crude oil to PetroChina only.

13. SUBSEQUENT EVENTS

Change of control

On January 26, 2007, the stockholders of the Company transferred 100% of their interests in the Company to Song Yuan North East Petroleum Technical Service Company Limited, a 90% owned subsidiary of China North East Petroleum Holding Limited (“CNEH”), a company quoted on the National Association of Securities Dealers OTC Bulletin Board in the United States, for a consideration of approximately US$3.1 million payable in 10,000,000 shares of CNEH’s unregistered common stock with a fair value of approximately US$3.1 million.

SONG YUAN CITY YU QIAO OIL AND GAS

DEVELOPMENT LIMITED CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

14. SUPPLEMENTAL OIL AND GAS DISCLOSURES (UNAUDITED)

The accompanying table presents information concerning the Company’s crude oil producing activities as required by SFAS No. 69, Disclosures about Oil and Gas Producing Activities.

A.	Capitalized costs relating to oil and gas producing activities are as follows:

	2006	2005

Proved crude oil properties	$15,813,486	$10,047,155
Accumulated depreciation, depletion and amortization	(2,671,678)	(1,762,752)
Net capitalized costs	$13,141,808	$8,284,403

B.	Cost incurred in oil and gas property acquisitions, exploration and development activities are as follows:

	2006	2005
Property acquisition costs
Proved reserves	$7,244,997	$4,757,470

Property development costs	$8,568,489	$5,289,685

C.	The results of operations for oil and gas producing activities are as follows:

	2006	2005

Revenue	$2,679,098	$3,134,821
Production costs	(682,880)	(879,035)
Depreciation, depletion and amortization	(835,866)	(967,351)
Selling, general and administrative expenses	(1,005,619)	(635,625)
Income tax expenses	(14,496)	(208,898)
Results of operations from oil and gas producing
(excluding corporate overhead and financing costs)	$140,237	$443,912

SONG YUAN CITY YU QIAO OIL AND GAS

DEVELOPMENT LIMITED CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

14. SUPPLEMENTAL OIL AND GAS DISCLOSURES (UNAUDITED) (CONTINUED)

D.	Estimated quantities of proved oil and gas reserves

The following schedule estimates proved crude oil reserves attributable to the Company. Proved reserves are estimated quantities of oil which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Reserves are stated in barrels of oil (Bbls). Geological and engineering estimates of proved oil and natural gas reserves at one point in time are highly interpretive, inherently imprecise and subject to ongoing revisions that may be substantial in amount. Although every reasonable effort is made to ensure that the reserve estimates reported represent the most accurate assessments possible, these estimates are by their nature generally less precise than other estimates presented in connection with financial statement disclosures.

Bbls
Proved oil reserves
Balance at January 1, 2005	696,641
Discoveries and extensions	-
Revisions of previous estimates	31,333
Production	(61,939)
Balance at December 31, 2005	666,035
Discoveries and extensions	-
Revisions of previous estimates	156,604
Production	(49,316)
Balance at December 31, 2006	773,323
Proved developed producing
reserves at December 31, 2006	504,510
Proved developed producing
reserves at December 31, 2005	410,443

The following schedule presents the standardized measure of estimated discounted future net cash flows from the Company’s proved developed reserves for the years ended December 31, 2006 and 2005. Estimated future cash flows were based on independent reserves evaluation from R.A. Lenser and Associates, Inc. for the years ended December 31, 2006 and 2005, respectively. Because the standardized measure of future net cash flows was prepared using the prevailing economic conditions existing at December 31, 2006 and 2005, it should be emphasized that such conditions continually change. Accordingly, such information should not serve as a basis in making any judgment on the potential value of the Company’s recoverable reserves or in estimating future results of operations.

SONG YUAN CITY YU QIAO OIL AND GAS

DEVELOPMENT LIMITED CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

14. SUPPLEMENTAL OIL AND GAS DISCLOSURES (UNAUDITED) (CONTINUED)

D.	Estimated quantities of proved oil and gas reserves (Continued)

Estimated future net cash flows represent an estimate of future net revenues from the production of proved reserves using current sales prices, along with estimates of the operating costs, production taxes and future development and abandonment costs (less salvage value) necessary to produce such reserves. The average prices per barrel used at December 31, 2006 for Qian’an 112, Gu 31 and Da 34 were $72.58, $64.45 and $70.65, respectively and those at December 31, 2005 for the three areas were $55.00. No deduction has been made for depreciation, depletion or any indirect costs such as general corporate overhead or interest expense.

Operating costs and production taxes are estimated based on current costs with respect to producing gas properties. Future development costs are based on the best estimate of such costs assuming current economic and operating conditions.

Income tax expense is computed based on applying the appropriate statutory tax rate to the excess of future cash inflows less future production and development costs over the current tax basis of the properties involved, less applicable carry forwards, for both regular and alternative minimum tax.

The future net revenue information assumes no escalation of costs or prices, except for gas sales made under terms of contracts which include fixed and determinable escalation. Future costs and prices could significantly vary from current amounts and, accordingly, revisions in the future could be significant.

Standardized measures of discounted future net cash flows relating to proved oil and gas reserves at December 31, 2006 and 2005 are as follows:

	2006	2005

Future cash inflows	$55,463,458	$36,631,918
Future production costs and taxes	(14,863,879)	(14,519,062)
Future development costs	(1,407,200)	(2,235,200)
Future income tax expense	(4,765,866)	(1,883,869)

Future net cash flows	34,426,513	17,993,787
Discount at 10% for timing of cash flows	(20,544,272)	(9,979,703)
Standardized measure of discounted future net cash

related to proved reserves	$13,882,241	$8,014,084

Of the Company’s total proved reserves as of December 31, 2006 and 2005, 65% and 62% respectively were classified as proved developed producing. All of the Company’s reserves are located in the PRC.

SONG YUAN CITY YU QIAO OIL AND GAS

DEVELOPMENT LIMITED CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

14. SUPPLEMENTAL OIL AND GAS DISCLOSURES (UNAUDITED) (CONTINUED)

D.	Estimated quantities of proved oil and gas reserves (Continued)

The following table sets forth the changes in the standardized measure of discounted future net cash flows from proved reserves for December 31, 2006 and 2005.

	2006	2005

Balance, beginning of year	$8,014,084	$6,641,920
Purchase of minerals in place	5,312,304	1,526,412
Sales and transfers of oil and gas produced, net
of production costs	(1,981,721)	(2,046,888)
Changes in prices and production costs	11,855,202	7,565,226
Revision of quantity estimates	8,613,220	1,272,120
Development costs incurred	-	(1,148,000)
Changes in estimated future development
and acquisition costs	(4,484,304)	(1,526,412)
Net changes in income taxes	(2,881,975)	(1,766,655)
Accretion of discount	(10,564,569)	(2,503,639)

Standardized measure, end of year	$13,882,241	$8,014,084